Exhibit 10.9

No.:

SPD BANK

Financing Quota Agreement

Contract Version No.: SPDB201512

SPD BANK	Financing Quota Agreement

Financing Quota Agreement

Company: Huizhou Highpower Technology Co., Ltd. (hereinafter referred to as the “customer”)

Main business address: Xinhu Industrial Development Zone, Ma’an Town, Huicheng District, Huizhou City

Contact: Pan Dangyu Tel.: *

Bank: Shanghai Pudong Development Bank Co., Ltd. Huizhou Branch (hereinafter referred to as the “financing bank”)

Main business address: Floors I and II, Dewei Plaza, No. 4, Jiangbei Yunshan West Road, Huicheng District, Huizhou City

Contact: Huang Wei Tel.: *

In principle of equality and mutual benefit, both parties concerned herein have reached the following agreement through friendly consensus on the basis of equality and free will in accordance with relevant laws and regulations:

Part I General Conditions and Terms

1. Agreement Any documents signed by the customer and the financing bank within the quota use term, including quota change agreement (refer to Annex I for the format) and the affiliated financing document, are components hereof and shall be read together with this agreement.

2. Quota For the purpose of this agreement, quota use term refers to the quota use term listed in the financing quota table (the second part of this agreement) or the quota use term recorded in any valid quota change agreement signed by the financing bank, whichever is signed later shall prevail. The customer shall apply for using the financing quota to the financing bank within the quota use term. In the event that the customer puts forward the application beyond the quota use term, no matter whether the financial quota has been used up, the financing bank may refuse.

3. Quota Change Where this condition and term are not in line with the financing quota table, the financing quota table (including the change to the financing quota table made by the customer and the financing bank in the quota change agreement from time to time) shall prevail. Where any affiliated financing document signed by the customer and the financing bank within the quota use term is inconsistent with the regulations hereof, the business involved in the affiliated financing document shall be subject to the regulations in the affiliated financing document.

Despite of the aforesaid regulations, the financing bank still has the right to, when it deems necessary, for the need to ensure the safety of its creditor’s right, notify the customer of the advance expiry of the financing under any affiliated financing document. In case of notification of advance expiry of financing, the customer shall repay the financing amount immediately; for the L/C, L/G/ SLC and bank acceptance opened by the financing bank according to the customer’s application, the customer shall immediately make up for the margin to 100%.

4. Financing In accordance with the regulations of this agreement and any affiliated financing document, within the financing quota and its term, the customer may provide credit financing (collectively referred to as financing herein) for the financing bank according to the agreements. The financing category specifically applicable shall be subject to the regulation of the financing quota table. The commitments of the financing quota by the financing bank hereunder are divided into revocable commitments and irrevocable commitments. In case of meeting the preconditions agreed herein for quota use and other preconditions on the specific business agreed upon by both parties, the financing bank shall fulfill the commitments hereunder.

SPD BANK	Financing Quota Agreement

5. Affiliated Financing Documents For the purpose of this agreement, affiliated financing documents refer to documents signed by the customer, including but not limited to:

(1) In terms of loan, referring to the working capital loan contract, fixed asset loan contract and any other loan documents that may be signed with the customer;

(2) In terms of notes discounted, referring to the discounted bill business agreement and any other documents that may be signed by the customer;

(3) In terms of guaranteed discount of trade acceptance, referring to the trade acceptance guaranteed discount agreement and any other documents that may be signed by the customer;

(4) In terms of factorage financing, referring to the factorage financing agreement and any other documents that may be signed by the customer;

(5) In terms of outward documentary bill under L/C (including domestic L/C), collection of documentary bill, referring to business agreement of outward documentary bill under L/C and collection of outward documentary bill and any other documents that may be signed by the customer;

(6) In terms of inward documentary bill under L/C (including domestic L/C), referring to the inward documentary bill business agreement and any other documents that may be signed by the customer;

(7) In terms of packing loan, referring to the packing loan business agreement and any other documents that may be signed by the customer;

(8) In terms of opening a L/C, referring to L/C opening business agreement and any other documents that may be signed by the customer;

(9) In terms of opening a L/G/ SLC, referring to L/G/ SLC opening business agreement;

(10) In terms of opening bank acceptance, referring to the bank acceptance opening business agreement and any other documents that may be signed by the customer;

(11) Other financing documents signed by and between the customer and the financing bank.

With regard to the relevant financing quota use application put forward by the customer, in case of meeting the agreements hereof and the requirements of the financing bank, the financing bank will issue the financing amount to the customer in accordance with this agreement and affiliated financing documents and/or issue commitments according to the customer’s requirements. However, the customer shall not revoke or change the financing application/agreement that it has proposed. Otherwise, the customer shall pay the financing bank the cost, expenses and losses caused to the financing bank by its revocation or change of the application/ agreement.

6. Document Submission The customer guarantees to submit the following documents to the financing bank or meet the corresponding conditions before signing this agreement or based on the financing bank’s requirements:

(1) Copies of the company’s latest company’s articles of association, business license;

(2) The resolution of the Board of Directors to authorize the customer to sign this agreement and relevant affiliated financing documents;

(3) The customer’s power of attorney to the authorized representative and the signature sample of the authorized agent;

(4) All affiliated financing documents legally signed by the customer according to the financing bank’s requirements;

(5) Other documents and/or conditions required by the financing bank.

7. Preconditions for Quota Use

The customer shall meet the following preconditions before using the quota:

(1) The customer’s production operation activity is normal; the financial status is good; there has been no serious deterioration in operation status in the past 3 years;

(2) Default events recorded in the financing quota agreement have not occurred to the customer;

SPD BANK	Financing Quota Agreement

(3) If the business hereunder is guaranteed, the corresponding guarantee document has been signed and taken effect, necessary mortgage/ pledge registration formalities have been duly handled, and the guarantee right has been set up before the financing bank conducts the specific business;

(4) The customer puts forward a specific quota use plan; the elements and conditions for specific business application meet the relevant regulations and rules of the financing bank and the requirements of credit approval; meet the handling conditions of the specific financing business;

(5) The customer has provided the conditions of its production, operation, financial activities and statement materials and promises to provide on schedule and accept the supervision and examination of the financing bank within the term of validity of this agreement;

(6) The quota amount to be used does not exceed the remaining balance of the quota;

(7) The customer’s specific business application is proposed within the quota use term, and the designated loan day or the day on which the financing bank is required to open a L/C, L/G/ SLC, bank acceptance bill and other business implementation date are business days of the financing bank;

(8) Other preconditions required by the financing bank (if any, refer to “Other Matters Agreed” in the second part).

8. Occupied Financing Quota It refers to the sum of the financing amount issued by the financing bank to the customer in accordance with this agreement and affiliated financing documents and the amount involved in the commitments issued to the external as per the customer’s requirements, but shall deduct the amount that has been paid by the customer or the customer’s guarantor to the financing bank in form of cash pledge (including margin, etc.) unless otherwise agreed upon by both parties.

9. Circulation For the circular financing quota, after the customer has fulfilled the obligations under this agreement and its affiliated financing documents (including repaying the relevant financing amount, making up to 100% margin, the financing bank’s being dissolved the external payment liability), the financing quota occupied by the amount involved in the obligations already fulfilled shall be restored. The customer may continue to apply for using the financing quota to the financing bank within the quota use term in accordance with the regulations hereof. Once the noncircular financing quota is occupied, unless the financing bank agrees, it shall not be restored. Unless otherwise provided herein, the financing bank has the right to review the customer condition and guaranty condition every year. If passing the financing bank’s review, the customer may continue to use the financing quota in the next year; if failing the financing bank’s review, the financing bank has the right to cancel the financing quota at the beginning of the next year. Except that the valid affiliated financing documents are free from influence, the financing quota not used and to be returned in the future shall not be reused.

10. Guarantee If the financing quota hereunder is guaranteed, the additional precondition for the customer’s application for financing in accordance with this agreement is that the guarantee document has been signed and taken effect. If the financing quota table has requirements for the margin proportion of opening a L/C, L/G/ SLC, or bank acceptance bill, the precondition for the customer to apply for opening a L/C, L/G/ SLC, or bank acceptance bill is that the margin at such proportion has been fully paid. If the customer applies for changing the financing quota, causing the financing quota to increase, the customer shall add guarantee or urge the guarantor to confirm change and add guarantee. If the financing quota may continue to be used in the next year through the financing bank’s review, the customer shall ensure the continuous validity of relevant guarantee according to the financing bank’s requirements.

11. Taxes Unless the laws require the customer to deduct relevant taxes when repaying the financing amount, the customer’s repayment hereunder shall be fully paid and shall not be deducted. If the customer must deduct relevant taxes in accordance with the regulations of the laws, the customer shall, within fifteen (15) days after making relevant deduction, issue the duty-paid proof to the financing bank; meanwhile, the customer shall pay the financing bank the additional amount, making that the amount received by the financing bank be equal to the amount that the financing bank shall receiver before any deduction.

SPD BANK	Financing Quota Agreement

12. Representations and Warranties The customer makes the following representations and warranties, and such representations and warranties shall be deemed to be repeatedly made by the customer and valid all the time when the financing bank provides financing for the customer in accordance with the provisions of this agreement and the affiliated financing documents.

(1) The customer is an enterprise (business division) legal person or other economic organization which is established in accordance with its applicable laws, has the legal person qualification, complete financial system and solvency, has the right to conclude and fulfill this agreement in accordance with the laws, has the right to sign this agreement and any documents related to this agreement and has adopted any necessary company behaviors to have this agreement and any documents related hereto legally and effectively executed and may be enforceable;

(2) The customer’s signature of this agreement and fulfillment of its obligations hereunder do not and will not violate any other contracts or documents already signed by it, company articles of association, any applicable laws, regulations or administrative orders, relevant files, judgments or rulings of authorities, and do not conflict with any other obligations or arrangements assumed by the customer;

(3) The customer and any of its shareholders, related companies do not involve in any liquidation, bankruptcy, rectification, being merged, merger, division, restructuring, dissolution, closedown, suspension of business or similar legal procedures and has no circumstances that may cause to involve in such legal procedures;

(4) The customer has not been involved in any economic, civil, criminal or administrative litigation procedures or similar arbitration procedures that may have a significant adverse influence on it and has no circumstances that may cause it to be involved in such litigation procedures or similar arbitration procedures;

(5) The customer’s legal representative, Director, Supervisor or other senior management and any important assets of the customer do not involve in any enforcement, seizure, detection, freezing, retention, supervisions measures and have no circumstances that may cause to involve in such measures;

(6) The customer guarantees that all financial statements (if any) that it issues met the regulations of its applicable laws and the statements are true, complete and fairly reflect its financial status; all of its own materials, documents and those of the guarantor and information provided by the customer to the financing bank are true, valid, accurate, complete and subject to no concealment or omission during the process where this agreement is signed and performed;

(7) The customer strictly abides by the laws and regulations that it applies in business activities, conducts businesses in strict accordance with the business scope specified in the customer’s business license or verified according to law and handle registration annual inspection procedure as scheduled;

(8) The customer has disclosed the facts and status that it has been or shall be aware of (including but not limited to business status, financial status, external guarantee condition, etc.), important to the financing bank’s decision on whether to give the credit hereunder;

(9) The customer’s internal management documents related to environmental and social risks conform to the requirements of laws and regulations and have been feasibly executed;

(10) The customer ensures that no other conditions or facts that cause or may cause a major adverse influence on the customer’s fulfillment capacity exist.

13. Promised Matters The customer makes the following commitments and such commitments shall be deemed to be repeatedly made valid all the time when the financing bank provides the financing amount to the customer every time in accordance with the stipulations of this agreement and affiliated financing documents.

SPD BANK	Financing Quota Agreement

(1) The customer shall strictly abide by and fulfill the obligations of this agreement and its affiliated financing agreement;

(2) Unless otherwise provided in this agreement or affiliated financing documents, the customer shall repay the financing amount or advance payment or make up 100% of the margin as required by the financing bank on schedule in accordance with the regulations of this agreement and affiliated financing documents; the customer shall handle, obtain and abide by all verification, authorization, registration and permit required in laws and regulations that it applies and maintain their validity so that it can legally sign and fulfill the obligations hereunder and under any documents concerning this agreement; if the financing bank requires, the customer shall immediately issue relevant certificates;

(3) Within five (5) financing bank’s business days from the day of being aware of its involvement in any economic, civil, criminal or administrative litigation procedure or similar arbitration procedures that may have a major adverse impact on it, or within five (5) financing bank’s business days from the day of being aware of any of its important assets’ involvement in any enforced execution, seizure, detention, freezing, retention or supervisory measures, the financing bank shall be notified in written form and the influence constituted and remedy measures already adopted or to be adopted shall be explained in detail;

(4) Without the financing bank’s written consent, the customer shall not provide a third party with guarantee enough to generate a major adverse impact on its financial status or its fulfillment of the obligations hereunder;

(5) Without the financing bank’s written consent, the customer shall not liquidate other long-term debts in advance and such liquidation may have a significant bad influence on the customer’s capacity to fulfill the obligations hereunder;

(6) From the day of signing this agreement, before the debts under this agreement and its affiliated financing documents have been liquidated, without the financing bank’s written consent, the customer shall not:

 Liquidate, rectify, go bankrupt, be merged, separate, restructure, dissolve, close, stop business or go through similar legal procedures;

‚ Except for daily operation need, sell, let, give as gift, transfer or dispose of any of its important assets by any other forms;

ƒ Any change occurs to the equity structure;

„ Sign contracts/ agreements that have a significant adverse influence on the customer’s fulfillment of the obligations hereunder or assume relevant obligations that have such influence.

(7) When specific circumstances or specific changes occur to the guarantee hereunder, the customer shall promptly provide other guarantees recognized by the financing bank as required by the financing bank. Such specific circumstances or specific changes including but not limited to guarantor’s stoppage of production, suspension of business, dissolution, suspension of business for rectification, being revoked or withdrawn the business license, application for or being applied for rectification, bankruptcy, major changes in business or financial status, major litigation or arbitration cases, legal representative /person in charge litigation, arbitration or other mandatory measures, reduction or possible reduction of the value of the guaranty or the guaranty’s being adopted seizure and other property security measures, violations under the guarantee contract, requirement for dissolving the guarantee contract and so on;

(8) As required by the financing bank, the customer shall also handle notarization with enforceability force with the notary organ recognized by the financing bank; the customer voluntarily accepts such enforcement;

(9) The customer shall notify the financing bank of any event that may affect its fulfillment of this agreement and obligations under any documents related to this agreement;

(10) Specially agreed matters concerning the group customers (the group customers apply).

If the customer herein is a group customer, the customer hereby promises:

SPD BANK	Financing Quota Agreement

 The customer shall promptly report the conditions of the related transaction with the net asset of more than 10% to the actual trustee, including: a. the related relationship of the transaction parties; b. transaction project and transaction nature; c. transaction amount or corresponding proportion; d. pricing policy (including transactions without amount but symbolic amount).

‚ Where the following circumstances occur to the actual trustee, the customer shall be deemed to have breached this agreement, and the financing bank has the right to unilaterally decide to cancel the credit that has not been used by the customer, and take back a part or all of used credit or require the customer to add to 100% margin: a. providing false materials or concealing important business and financing facts; b. arbitrarily changing the original credit purpose without the consent of the financing bank, embezzling the credit or using the bank credit to engage in illegal and improper transactions; c. using the false contract with the related party to discount or pledge the documents receivable, accounts receivable and other creditor’s rights without actual trading background in the bank in order to hedge bank funds or credit; d. refusing to accept the financing bank’s supervision and examination on the use of its credit fund and relevant business and financial activities; e. having major merger, acquisition and restructuring and other conditions, which the financing bank regards they may affect the credit safety; f. deliberately evading bank loans through related transactions.

(11) Specially warranted, promised and agreed matters concerning green credit and loan (applicable to the customers whose construction, production, business activities of nuclear power station, large-scale hydropower station, water conservancy project, resource excavation project may seriously change the original status of environment and whose bad environmental and social consequences generated are hard to be eliminated, and the customers whose construction, production, business activities of petroleum processing, coking and nuclear fuel processing, chemical raw materials and chemical manufacturing will generate bad environmental and social consequences but easy to be eliminated through slow release measures):

 The customer states and warrants management environment and social risks, including: a. internal management documents related to environmental and social risks meet the requirements of laws and regulations and shall be practically executed; b. there is no litigation case involving in environmental and social risks;

‚ The customer promises to accept the financing bank’s supervision and strengthen environmental and social risk management, including: a. promising that all behaviors and performances related to environmental and social risks are compliant; b. promising to establish and improve the internal management system on environmental and social risks, and having specified the responsibility, obligation and punishment measures of the customer’s relevant responsible personnel; c. promising to establish and improve the emergency mechanism and measures to environmental and social accidents; d. promising to set up a special department and/or designate special personnel to be responsible for environmental and social risks; e. promising to cooperate with the financing bank or the third party it recognizes to evaluate and examine customer’s environmental and social risks; f. promising to properly respond or adopt other necessary actions to strong doubts of the public or other interested parties about the customer’s control performance of environmental and social risks; g. promising to urge the customer’s vital related party to enhance management and prevent the related party’s environmental and social risks from infecting the customer; h. promising to fulfill other matters that the financing bank deems related to the control of environmental and social risks;

ƒ The customer promises that it shall promptly and fully report to the financing bank when the following conditions occur: a. all kinds of licenses, approval and verification conditions related to environmental and social risks during the commencement, construction, operation and stoppage processes; b. evaluation and examination on the customer’s environmental and social risks conducted by the environmental and social risk regulatory institution or the institution it recognizes; c. supporting construction and operation of environmental facilities; d. pollutant discharge and compliance conditions; e. employees’ safety and health conditions; f. adjacent communities’ significant complaint and protest about and against the customer; g. significant environmental and social claims; h. other significant conditions related to environmental and social risks in the financing bank’s opinion;

SPD BANK	Financing Quota Agreement

„ Where the following circumstances occur to the customer and the actual creditor, the customer shall be deemed to have default events hereunder: a. the customer’s representations, warranties and commitments on environmental and social risks have not been carefully fulfilled; b. the customer suffers punishment from the relevant government department due to poor management of environmental and social risks; c. the customer suffers the public’s and/or the media’s strong doubt due to poor management of environmental and social management; d. other default events on environmental and social risks agreed upon by this institution and the customer, including cross default events;

In the event that the customer has the aforesaid default events, the financing bank has the right to unilaterally decide: a. to revoke the credit commitments already made; b. to suspend the allocation of loan until the customer has adopted remedy measures satisfying this institution; c. to take back the allocated loan in advance; d. to exercise the relevant mortgage and pledge right and other punishment measures when the loan cannot be repaid; e. other punishment measures agreed upon by the financing bank and the customer;

(12) The customer /guarantor agrees and irrevocably authorizes: the financing bank, at the premise of not violating the Credit Industry Management Regulations and prohibitive regulations of relevant laws and regulations, in accordance with the collection requirements of financing credit information basic database set up by the state, has the right to provide the information of all contracts/ agreements/ commitments signed by the customer/guarantor and the financing bank, including the relevant condition of the fulfillment information of all aforesaid contracts/agreements/commitments, and the enterprise basic information and other information provided by the customer/ guarantor for the financial credit information basic database set up by the state for query and use of the unit with query qualification; meantime, the financing bank also has the right to query and use the credit information of the customer/ guarantor that has been already input in the financing credit basic database set up the state. Such authorized matter covers all links of necessary business management conducted by the financing bank for the business hereunder before and after the signature of this agreement. The term of validity shall be invalid along with the actual termination of this agreement;

(13) The customer hereby confirms that it has fully understood and been aware of the financing bank’s opposing position to its employees’ use their position to seek for any forms of interests and promises to avoid such circumstances in principle of integrity and fairness, not to provide any forms of discounts, gift money, priced securities, precious articles, various rewards, private fee compensation, personal tourism, high consumption entertainment and other illegal interests for the financing bank’s employees.

14. Expenses and Expenditures The customer shall assume relevant expenses, taxes and dues in accordance with the laws and regulations and the agreements hereof.

15. Penalty Interest Overdue penalty interest and embezzled penalty interest of the financing amount hereunder and their calculation and collection rules shall be agreed upon by both parties in the financing quota table or the affiliated financing documents after negotiation.

16. Exchange Rate Conversion Upon calculation of any quota occupancy, if the financing currency is inconsistent with the financing quota currency, the financing bank has the right to convert at the relevant exchange rate determined at free will. If the total financing quota already occupied hereunder is caused by changes in exchange rate to exceed the aforesaid maximum financing quota at any time, the financing bank has the right to require the customer to immediately repay the excess amount. If the customer’s repayment (including authorized repayment) currency is inconsistent with the financing currency, the financing bank has the right to repay by purchased foreign exchange at the relevant exchange rate determined at free will. And the exchange rate risk shall be assumed by the customer by itself.

SPD BANK	Financing Quota Agreement

17. Authorized Repayment and Offsetting The customer hereby authorizes the financing bank to have the right to represent the customer to directly use the funds in any account opened by the customer in Shanghai Pudong Development Bank Co., Ltd. (no matter what the currency is) to repay any due debts of the customer to the financing bank that have not been repaid no matter whether such debts belong to the debts under this agreement or the affiliated financing documents hereof. This authorization is irrevocable. In case of involving in exchange rate conversion, the financing bank shall convert at the exchange rate determined by the financing bank at free will. And the exchange rate risk shall be assumed by the customer.

18. Debt Certificate The financing bank will keep a set of accounts and vouchers related to the business activities involved in this agreement and all affiliated financing documents in its accounts in accordance with its consistent business operation rules. Except for obvious errors, the customer acknowledges that the records in such relevant accounts and vouchers or other valid evidentiary materials are valid basis of customer debts.

19. Transfer The customer shall not transfer any rights or obligations hereunder. The financing bank may transfer its rights or obligations hereunder to any third party and may disclose any information related to this agreement, including any information provided by the customer or the customer’s guarantor to the financing bank for the purpose of this agreement.

20. Information Disclosure The customer agrees: in addition to the disclosure allowed in Article 19, for any information related to this agreement, the financing bank may also disclose to its headquarters, brand institutions, related institutions and the personnel hired by these institutions. At the same time, disclosure made by the financing bank based on the requirements in any laws and regulations and the requirements of the supervision department, government institution or judiciary institution is also allowed.

21. Breach of Contract Where the customer violates any representation, warranty hereof or such representation or warranty is certified to be incorrect, untrue, or missed or misleading or have been violated, and/or the customer violates or does not fulfill any promised matter herein and/or the customer violates any regulation of this agreement or any affiliated financing document hereunder, and or the customer has any circumstance that may affect the safety of the financing bank’s loan, and/ or the guarantor violates the regulation of any guarantee document, all constitute the customer’s default events of this agreement and affiliated financing documents. In addition to requiring the customer to compensate all losses including the attorney’s fee, the financing bank may also have the right (but no obligation) to adopt the following measures separately or at the same time:

(1) Adjust or cancel the financing quota hereunder;

(2) Announce all or a part of the debts under any affiliated financing document hereof to expire in advance, and /or terminate this agreement and all or a part of the affiliated financing documents, and require the customer to immediately return all or a part of the financing principal or interest. For the bills already accepted or L/C, L/G/ SLC opened by the financing bank within the quota use term, the financing bank may require the customer to add margin amount, or transfer the customer’s deposit or the deposit in the settlement account to its margin account for external payment or the margin of the advance payment that may occur to the customer in the future; if the financing bank already had advance payment, the financing bank has the right to require the customer to immediately repay the advance payment;

(3) Interest shall be calculated according to the penalty interest rate agreed herein or the penalty interest rate agreed in the affiliated financing document; and compound interest shall be calculated and collected to the payable and unpaid interest;

(4) Deduct the customer’s deposit in any account in the financing bank in accordance with the regulation in Article 17 hereof.

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22. Applicable Law and Judiciary Jurisdiction This agreement is applicable to and governed by the laws of the People’s Republic of China (for the purpose of this agreement, excluding the laws of Hong Kong, Macau Special Administrative Zones and Taiwan Region). Any dispute related to this agreement may be settled through friendly negotiation; if negotiation fails, a lawsuit shall be filed with the People’s Court in the locality of the financing bank. During the dispute period, the parties shall still continue fulfilling the terms not involving the dispute.

23. Litigation Delivery Place The customer confirms that in case of a jurisdiction occurring hereunder, court summons, notices and other judiciary instruments sent to it during the litigation process shall be deemed to have been delivered as long as they are sent to the address listed in the front of this agreement. Any change of the aforesaid address shall not be effective to the financing bank unless they are notified to the financing bank in advance.

24. Notice Notices sent by one party concerned herein to the other party shall be sent to the address listed in the front of this agreement until the other party changes the address in a written notice. As long as sent according to the aforesaid address, they are deemed to have delivered on the following date: in case of letters, the seventh (7th) financing bank’s business day after registered and sent; in case of delivery through a special trip, the day of signature by the recipient; in case of fax or email, the day of sending the fax or email. However, all notices, requirements or other correspondences sent or delivered to the financing bank shall be deemed to have been delivered upon the actual receipt of the financing bank. The originals (affixed the common seal) of all notices and requirements sent to the financing bank by fax or email shall be confirmed in form of face-to-face delivery or mailing afterwards.

25. Severability of Terms Invalidity, unlawfulness or unenforceability of any term of this agreement or any affiliated financing documents shall not have an influence on the validity, legitimacy and enforceability of the other terms of this agreement or any affiliated financing documents.

26. Grace Within the term of validity of this agreement, the financing bank’s grace or delay in taking action against any breach of contract or other behaviors of the customer shall not damage, affect or limit all rights or interests that shall be enjoyed by the financing bank as the creditor in accordance with the laws or this agreement, nor shall it be regarded as the financing bank’s recognition of the customer’s violations of this agreement and nor shall it be deemed as the financing bank’s waiver of the right to take action against defaults.

27. Relationship between Prior Credit and this Agreement Unless otherwise agreed upon by both parties, if the customer and the financing bank have signed a credit agreement originally, from the day on which this agreement enters into force, where there is a balance not liquidated in the specific business under this credit agreement, it shall be included in this agreement automatically and directly occupy the credit quota hereunder. The customer promises that it shall obtain the confirmation of the guarantor under the original credit agreement to continue to assume the guarantee liability for the debt hereunder according to the requirements of the financing bank.

28. Entry into Force This agreement shall enter into force after the customer’s legal representative or authorized agent signs (or seals) and affixes the common seal, and the financing bank’s legal representative /person in charge or authorized agent signs (or seals) or affixes the common seal (or the special seal for contract). Unless the financing bank cancels the entire financing quota and the customer shall no longer have any financing or debt balance to the financing bank under this agreement and all affiliated financing documents, this agreement shall be valid all the time.

(the End of Part I)

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Part II Commercial Terms and Conditions (Financing Quota Table)

Customer name: HUIZHOU HIGHPOWER TECHNOLOGY CO., LTD.
Description on Financing Quota
Financing quota amount (currency)	RMB twenty million Yuan	Quota user term (mm/dd/yyyy)	From April 11, 2019 to April 10, 2020
Quota circulation method	☐ Recyclable ☐ Unrecyclable ☐ Other _________
Quota nature	☐ Revocable commitment ☐ Irrevocable commitment
The guarantors providing guarantee for the debts hereunder and guarantee contracts include but are not limited to:
Guarantor	Pan Dangyu, Boke Energy System (Shenzhen) Co., Ltd.	Guarantee method	☐Mortgage; ☐Pledge; ☑ warrant
Guarantor	Shenzhen City Haopeng Technology Co., Ltd.	Guarantee method	☐Mortgage; ☐Pledge; ☑ Warrant
Guarantor	Shupeng Technology (Shenzhen) Co., Ltd.	Guarantee method	☐Mortgage; ☐Pledge; ☑ Warrant
Proportion of margin for different business categories	☐Guaranteed discount ___%; ☐open a L/C ___%; ☐ open a silver ticket ___%; ☐ open a L/G/ SLC ___%; ☐other _________________

Specific Applicable Financing Categories and Quota Conditions (please tick applicable financing categories and cross X for unselected ones)

	Applicable financing category	Quota (amount, currency)	Interest rate/ rate	The longest term of a single business	Remark
☐	Loan
☐Working capital loan
☐Fixed asset loan
☑	Trading financing
☑Open a bank acceptance bill
☐Commercial ticket discount (including agreed interest payment method)
☐Silver ticket discount
☐Commercial ticket guaranteed discount (the customer is the acceptor)
☐Factorage financing
☐Open a L/C (including buyer’s usance)
☐Inward documentary bill (under L/C/inward collection in advance)
☐Outward documentary bill under L/C
☐Outward documentary bill under collection in advance
☐Packing loan
☐Open a L/G /SLC
☐Outward remittance advance
☐Import guaranteed payment
☐Domestic L/C buyer financing
☐	☐Other

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Other agreed matters:

None.

Special notes:

(1) The sum of the financing quota actually occupied by the applicable financing categories shall not exceed the maximum financing quota at any time. For the financing quota of some applicable financing category, if the customer hopes to separately apply and not to mix it with other applicable financing categories, it shall separately indicate the quota of such applicable financing category.

(2) If the mortgagor or the pledgor is the customer, the guarantor shall be filled in “in person” or the customer’s personal name.

(3) RMB interest rate is annual interest rate. The floating period shall be indicated for the floating interest rate; a single amount or ratio may be filled in the rate.

This agreement is made in ___ copies, wherein the customer holds __, the financing bank holds ___, and ___ holds ___, bearing the same legal force.

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SPD BANK	Financing Quota Agreement

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This agreement has been signed by both parties on _________________. The customer confirms that when signing this agreement, both parties have explained and discussed all terms and conditions in detail, both parties have had no doubt about all terms and conditions hereof and have had accurate and correct understanding of the legal meanings of the terms and conditions on restriction or exemption of the relevant rights, obligations and responsibilities of the parties concerned herein.

Customer (common seal)	Financing bank (common seal or special seal for contract)
Legal representative or authorized agent (signature or seal)	Legal representative /person in charge or authorized agent (signature or seal)

SPD BANK	Financing Quota Agreement

Annex I:

Quota Change Agreement (Format)

No.: _____________

Customer name	Financing bank	Shanghai Pudong Development Bank Co., Ltd. ___
In accordance with the Financing Quota Agreement numbered ___________ signed by the customer and the financing bank, both parties reach a consensus on changing the matters concerning the financing quota conferred by the financing bank to the customer. Both parties confirm that this change agreement is an integral part of the Financing Quota Agreement. Except the regulations in this change agreement, all other terms and conditions of the Financing Quota Agreement shall not be changed and continue to be valid.
Main change matters	☐Financing quota amount ☐Quota use term ☐Financing category ☐Guarantee method ☐Other ____________________
The customer and the financing bank confirm that the financing quota table changed is as follows:
Financing quota amount (currency)	Quota user term (mm/dd/yyyy)
Quota circulation method	☐ Recyclable ☐ Unrecyclable ☐Other _________
Quota nature	☐ Revocable commitment ☐Irrevocable commitment
The guarantors providing guarantee for the debts hereunder and guarantee contracts include but are not limited to:
Guarantor	Guarantee method	☐Mortgage; ☐Pledge; ☐ Warrant
Guarantor	Guarantee method	☐Mortgage; ☐Pledge; ☐ Warrant
Guarantor	Guarantee method	☐Mortgage; ☐Pledge; ☐ Warrant
Proportion of margin for different business categories	☐ Guaranteed discount ___%; ☐ open a L/C ___%; ☐ open a silver ticket ___%; ☐ open a L/G/ SLC ___%; ☐other _________________

Specific Applicable Financing Categories and Quota Conditions (please tick applicable financing categories and cross X for unselected ones)

	Applicable financing category	Quota (amount, currency)	Interest rate/ rate	The longest term of a single business	Remark
☐	Loan
Working capital loan
☐Fixed asset loan
☐	Trading financing

☐Open a bank acceptance bill
☐Commercial ticket discount (including agreed interest payment method)
☐Silver ticket discount
☐Commercial ticket guaranteed discount (the customer is the acceptor)
☐Factorage financing
☐Open a L/C (including buyer’s usance)
☐Inward documentary bill (under L/C/inward collection in advance)
☐Outward documentary bill under L/C
☐Outward documentary bill under collection in advance
☐Packing loan
☐Open a L/G /SLC
☐Outward remittance advance
☐Import guaranteed payment
☐Domestic L/C buyer financing
☐	☐Other

SPD BANK	Financing Quota Agreement

Other agreed matters:

This agreement is made in ___ copies, wherein the customer holds __, the financing bank holds ___, and each guarantor (if any) holds ___, bearing the same legal force.

Customer signature column	Guarantor’s signature column
Customer (common seal): Legal representative or authorized agent (signature or seal): mm/dd/yyyy

I, the guarantor hereby confirms: to have been aware of the aforesaid change matters. I, the guarantor, shall assume guarantee liability for the principal creditor’s right after changed. Hereby confirm!

Guarantor (common seal):

Legal representative or authorized agent (signature or seal):

mm/dd/yyyy

Signature column of the financing bank

Financing bank (common seal or special seal for contract):

Legal representative/ person in charge or authorized agent (signature or seal):

Date: mm/dd/yyyy

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